Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)Amount previously paid:

(2)Form, schedule or registration statement no.:

(3)Filing Party:

(4)Date filed:

Solicitation Script (Inbound and Outbound)

Vanguard Funds

Meeting Date: November 4, 2025

Toll Free Number: 855-202-9440

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the Vanguard Funds. My name is <Agent Name>. How may I assist you today?

GENERAL OUTBOUND GREETING:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of the Vanguard Funds to confirm you have received the proxy materials for the special meeting of shareholders scheduled for November 4, 2025. Have you received proxy materials?

NEAR MEETING OUTBOUND GREETING:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of the Vanguard Funds to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on November 4, 2025. Have you received proxy materials?

ADJOURNMENT OUTBOUND GREETING:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. <Shareholder’s Last Name>, my name is <Agent Name> and I am a proxy voting specialist calling on a recorded line on behalf of your current investment with the Vanguard Funds. Due to the lack of shareholder participation, special meeting of shareholders has been adjourned to <date/time>. Have you received proxy materials?

VOTING:

Your fund’s board has recommended a vote IN FAVOR of the proposal. Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 855-202-9440.

© 2023 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge	broadridge.com
logo are registered trademarks of Broadridge Financial Solutions, Inc.	CONFIDENTIAL INFORMATION

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

IF UNSURE OF VOTING OR DOES NOT WANT TO VOTE ALONG WITH THE RECOMMENDATION OF THE BOARD:

Would you like me to review the proposal with you? <After review, ask them if they would like to vote now over the phone>.

IF NOT RECEIVED/REQUESTING MATERIAL TO BE RE-MAILED:

I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone. <Pause for response>

AFTER REVIEW, ASK THEM IF THEY WOULD LIKE TO VOTE NOW OVER THE PHONE:

Your fund’s board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendations of the Board for all your accounts?

IF THEY DON’T WANT PROPOSAL REVIEWED:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-202-9440.

IF NOT INTERESTED:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today and have a wonderful day/evening.

VOTING (ANY VOTE NEEDED):

Your board has recommended a vote “FOR” the proposal, or you may choose to vote Against or Abstain and help the company reach quorum. How would you like to vote on your accounts today?

And this (for/against/abstain) vote will be for all of your accounts accordingly?

REGISTERED HOLDER WANTS A NEW PROXY CARD/OR THEIR CONTROL NUMBER: <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote FOR the proposal(s). Would you like to vote along with the recommendations of the Board for all your accounts?

BENEFICIAL HOLDER WANTS A NEW VIF/OR THEIR CONTROL NUMBER:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote FOR the proposal(s). Would you like to vote along with the recommendations of the Board for all your accounts?

ANSWERING MACHINE MESSAGE:

CONFIDENTIAL INFORMATION | © 2025	2

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of the Vanguard Funds. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on November 4, 2025.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-202-9440 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE (ONLY ON LANDLINES):

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the Vanguard Funds. You should have received proxy material electronically or in the mail concerning the special meeting of shareholders to be held on November 4, 2025.

Your vote is very important. Please sign, date, and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-202-9440 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions regarding your investment, please contact your investment professional. Thank you.

CCHOURS (EASTERN TIME): Monday through Friday, 9AM to 10PM

CONFIDENTIAL INFORMATION | © 2025	3

Mutual Fund Proxy

From:	SPECIMEN <id@proxyvote.com>
Sent:	Thursday, August 21, 2025 5:58 PM
To:
Subject:	#MFRVANG32# VANGUARD FUNDS Special Meeting
%S20580_0_0123456789012345_0000001%

This Message Is From an External Sender

This message came from outside your organization. Use caution when clicking links or opening attachments. Report suspicious emails by clicking the "Report" button in your Outlook toolbar or forward to SIRT@Broadridge.com.

Be the vote that counts.

VANGUARD FUNDS

2025 Special Meeting

Meeting Date: November 4, 2025

Voting will conclude at the meeting

1/3

Mutual Fund Proxy

 VOTE NOW [PROXYVOTE.COM]

Why Should I Vote?

As a shareholder, it is your right to vote on certain matters concerning your funds. Changing the funds status to non-diversifed will enable them to directly track their benchmark indexes. If many shareholders choose not to vote, the funds might not receive enough votes to reach quorum. If quorum cannot be reached, the meeting will be adjourned and the funds will have to send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the funds and thus for you as a fund shareholder.

Ways to Vote

ProxyVote [proxyvote.com]	800.690.6903

Control Number: 0123456789012345

For holders as of August26, 2025

View documents:

 Proxy Statement  |  [materials.proxyvote.com]

2/3

Mutual Fund Proxy

©2025 Broadridge Financial Solutions Inc.

P .O.Box 1310, Brentwood, NY 11717

ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. All other registered marks belong to their respective owners.

 Terms and Conditions [broadridge.com]  |  Privacy Statement [broadridge.com]

3/3

Mutual Fund Proxy

From:	SPECIMEN <id@proxyvote.com>
Sent:	Thursday, August 21, 2025 5:59 PM
To:
Subject:	#MFRVANG32# VANGUARD FUNDS Special Meeting
%S20581_0_0123456789012345_0000001%

This Message Is From an External Sender

This message came from outside your organization. Use caution when clicking links or opening attachments. Report suspicious emails by clicking the "Report" button in your Outlook toolbar or forward to SIRT@Broadridge.com.

Be the vote that counts.

VANGUARD FUNDS

2025 Special Meeting

Meeting Date: November 4, 2025

Voting will conclude at the meeting

1/3

Mutual Fund Proxy

 VOTE NOW [PROXYVOTE.COM]

Why Should I Vote?

As a shareholder, it is your right to vote on certain matters concerning your funds. Changing the funds status to non-diversifed will enable them to directly track their benchmark indexes. If many shareholders choose not to vote, the funds might not receive enough votes to reach quorum. If quorum cannot be reached, the meeting will be adjourned and the funds will have to send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the funds and thus for you as a fund shareholder.

Ways to Vote

ProxyVote [proxyvote.com]	800.690.6903

Control Number: 0123456789012345

For holders as of August26, 2025

View documents:

 Proxy Statement  |  [materials.proxyvote.com]

2/3

Mutual Fund Proxy

©2025 Broadridge Financial Solutions Inc.

P.O. Box 1310, Brentwood, NY 11717

ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. All other registered marks belong to their respective owners.

 Terms and Conditions [broadridge.com]  |  Privacy Statement [broadridge.com]

3/3

External Q&A

August 2025

General Proxy Questions

1.What is a proxy?

A proxy is the legal authority or means to permit shareholders’ votes to be registered without their presence at a shareholder meeting. Shareholders may vote their proxy online, by phone, by mail or by attending the virtual meeting. The Vanguard funds’ shareholders have the right to vote on certain matters concerning the fund or funds they own.

2.How often do the Vanguard funds hold shareholder meetings?

The Vanguard funds hold shareholder meetings periodically when certain matters arise that require shareholder approval.

3.Which Vanguard funds are involved in the proxy?

The proxy involves both the ETF and mutual fund share classes of Vanguard Health Care Index Fund (ETF shares: VHT, CUSIP 92204A504; Admiral shares: VHCIX, CUSIP 92204A827) and Vanguard Financials Index Fund (ETF shares: VFH, CUSIP 92204A405; Admiral shares: VFAIX, CUSIP 92204A835).

4.Who can vote?

Any person who owns shares of the Health Care Index Fund and the Financials Index Fund as of the record date of August 26, 2025.

5.When does voting take place?

Voting will begin after the record date of August 26, 2025, with solicitation materials provided to investors shortly thereafter, and we intend to hold a shareholder meeting to conclude the voting period on November 4, 2025.

6.Why is my vote important?

As a shareholder, it is your right to vote on certain matters concerning your funds. If many shareholders choose not to vote, the funds might not receive enough votes to reach quorum. If quorum cannot be reached, the meeting will be adjourned, and the funds will have to send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the funds and thus for you as a fund shareholder.

7.How do I vote?

You can vote your shares using one of the following methods:

•Online, by visiting the website provided on your proxy card or email notification.

•By phone, by calling the toll-free phone number on your proxy card or on the website provided in the proxy materials.

•By mail, by signing and dating your proxy card.

•By attending the virtual meeting, which is to be held on Tuesday, November 4, 2025, at 11:00a.m., Eastern Time.

8.What if I want to change my vote?

Your last vote is the one that counts. Therefore, you can revoke a prior proxy simply by voting again—online, by signing and returning your proxy card, or by phone.

9.What is a proxy card?

A proxy card is a ballot used to vote by mail.

10.What is a voting instruction card?

A voting instruction card is another kind of ballot used to vote by mail. Voting instruction cards are provided to fund shareholders who invest through certain financial intermediaries. In these cases, shareholders are instructing their financial intermediaries how they want their shares voted. The financial intermediaries then place the votes pursuant to the shareholders’ instructions.

11.How do I sign the proxy card, voting instruction card, or voting instruction form if I am voting by mail?

You must sign your name exactly as it appears on the enclosed proxy card. Unless your account preferences provide alternative instructions, either owner of a joint account may sign the card or proxy voting form, but the signature must match the name exactly as it appears on the card or form.

12.How many votes are needed to reach quorum for the meeting to be held?

Quorum must be achieved for the Meeting to occur. Each fund must achieve quorum by having shares representing more than thirty-three and one-third percent (33 1/3%) of the total combined net asset value of a trust’s shares on the record date represented at the meeting, either by virtual attendance or proxy. Virtual attendance is considered in person attendance. All returned proxies count toward quorum, regardless of how they are voted (“For,” “Against,” or “Abstain”).

13.How do I access and participate in the virtual meeting?

The meeting will be held in a virtual format only. You will not be able to attend the meeting in person. You can attend the meeting at www.viewproxy.com/vanguard/broadridgevsm/ .  You will be required to enter your name, your email address, and the voting control number found on the enclosed proxy card or email notification you received. If you have lost or misplaced your voting control number, please call Broadridge at 1-855-202-9440 to verify your identity and obtain your voting control number. Requests for registration must be received no later than 5:00 p.m. Eastern Time, on Monday, November 3, 2025. Once your registration is approved, you will receive an email confirming your registration with an event link in order to access the meeting. You may vote during the meeting at www.proxyvote.com .  You will need your control number to vote.

The meeting will begin promptly at 11:00 a.m., Eastern Time, on Tuesday, November 4, 2025. You are asked to access the meeting prior to the start time to leave ample time for check-in. If your shares are held through an intermediary, such as a brokerage account, bank, or other holder of record, you will need to request a legal proxy from the intermediary (“Legal Proxy”) to receive access to the meeting, which serves as proof of your proxy power and reflects your holdings. The intermediary will then provide the shareholder with a control number. We note that obtaining a legal proxy may take several days. Requests for registration should be received no later than 5:00 p.m., Easten Time, on Monday, November 3, 2025. Once shareholders have obtained a new control number, they must visit www.viewproxy.com/vanguard/broadridgevsm /  and submit their name and newly issued control number in order to register to participate in and vote at the meeting.

Proposal to change Financials and Health Care Index Funds to Non-Diversified Status

1.What is the difference between a diversified and non-diversified fund?

Under the 1940 Act, a mutual fund is designated either as diversified or non-diversified depending on its ownership of, and concentration in, securities. A diversified fund must adhere to the 1940 Act diversification requirements.

A diversified fund must have:

•At least 75% of each Fund’s total assets must be represented by (i) cash and cash items (including receivables), (ii) government securities, (iii) securities of other funds, and (iv) securities of other issuers, provided that the investment represented by securities of an issuer does not exceed 5% of the total assets or 10% of the voting stock of the issuer.

•The total value of securities from issuers that each represent more than 5% of the fund’s total assets must not exceed 25% of the fund’s total assets.

A non-diversified fund is a fund that is not required to meet the 1940 Act diversification requirements described above. Generally, a fund that is non-diversified may invest a greater percentage of its assets in a small group of issuers or in any one issuer than a diversified fund. A non-diversified fund presents a heightened degree of investment risk due to its ability to make more concentrated investments.

2.Why is Vanguard seeking to change the diversification status of these funds? Converting to non-diversified status will allow the funds to continue tracking their respective benchmark indexes, which have become increasingly concentrated in a smaller number of issuers, without being constrained by diversification requirements. Vanguard and the Board of Trustees of the funds have determined that the proposed change is in the best interests of the funds and their shareholders, as it will provide the funds’ portfolio managers with increased investment flexibility and the potential for better investment performance.

3.What are the benefits to investors?

Removing diversification constraints would allow each fund to more efficiently and effectively manage each fund in pursuing its investment objective to track its respective index and potentially result in better investment performance. Each fund’s current diversification limits are constraining the fund’s ability to invest in index constituents directly in the same proportion as their weighting in its respective benchmark index, which have become increasingly concentrated in a small number of issuers. This has resulted in the funds using indirect means, such as derivative instruments, to gain exposure to index constituents in order to track their respective benchmark index. If the proposals are approved, the funds would be able to invest directly in benchmark index constituents without these constraints.

4.What risks are associated with non-diversified status?

A non-diversified fund presents a heightened degree of investment risk due to its ability to make more concentrated investments. With this change, each fund’s risk profile may increase because a non-diversified fund may invest a greater percentage of its assets in a particular issuer or group of issuers or may own larger positions of an issuer’s voting stock than a diversified fund.

To the extent that the fund invests more in a single issuer or group of issuers, poor performance by the issuers could adversely affect fund performance more than if the fund were invested in a larger number of issuers. Vanguard will provide shareholders with clear disclosure of the heightened investment risk in the Proxy Statement and in future prospectus risk disclosures.

5.Why is a shareholder vote required?

As a shareholder, it is your right to vote on certain matters concerning your funds. The funds’ diversification policies are considered fundamental and therefore cannot be changed without a shareholder vote.

Notes:

For more information about Vanguard funds and ETFs, visit advisors.vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

Vanguard ETF Shares are not redeemable with the issuing Fund other than in very large aggregations worth millions of dollars. Instead, investors must buy and sell Vanguard ETF Shares in the secondary market and hold those shares in a brokerage account. In doing so, the investor may incur brokerage commissions and may pay more than net asset value when buying and receive less than net asset value when selling.

All investing is subject to risk, including the possible loss of the money you invest.

CGS identifiers have been provided by CUSIP Global Services, managed on behalf of the American Bankers Association by Standard & Poor's Financial Services, LLC, and are not for use or dissemination in a manner that would serve as a substitute for any CUSIP service. The CUSIP Database, © 2025 American Bankers Association. "CUSIP" is a registered trademark of the American Bankers Association.

For more information, contact the Vanguard PR Hotline at 610-669-5002, vanguard_media_relations@vanguard.com or visit pressroom.vanguard.com.

PRESS RELEASE

Vanguard Announces Intent to Revert Diversification Status for Two Funds

VALLEY FORGE, PA (August 25, 2025)—Vanguard today announced its intent to seek shareholder approval to change the diversification status of both the ETF and mutual fund share classes of Vanguard Health Care Index Fund (ETF shares: VHT, Admiral shares: VHCIX) and Vanguard Financials Index Fund (ETF shares: VFH, Admiral shares: VFAIX) from diversified to non-diversified, which requires a shareholder vote.

Currently, the diversification limits constrain funds’ ability to directly invest in securities in proportion to their weights in their respective benchmarks, as the benchmarks have become increasingly concentrated in a small number of stocks. If approved by fund shareholders, the diversification status changes will enable the funds to invest directly in securities in the same weights as their target benchmarks.

The Board of Trustees of each fund believes that the proposed changes are in the best interests of the funds and their shareholders because being non-diversified will allow the funds’ portfolio managers to better track each fund’s benchmark index, thus allowing for potentially better investment performance.

Shareholders of the funds as of the record date of August 26, 2025 will be invited to cast their votes ahead of and during a virtual shareholder meeting on November 4, 2025. Shareholders are encouraged to vote early online and over the phone. Shareholders will also be able to cast their votes through the mail or during the virtual shareholder meeting.

###

About Vanguard

Founded in 1975, Vanguard is one of the world's leading investment management companies. The firm offers investments, advice, and retirement services to tens of millions of individual investors around the globe—directly, through workplace plans, and through financial intermediaries. Vanguard operates under a unique, investor-owned structure where Vanguard fund shareholders own the funds, which in turn own Vanguard. As such, Vanguard adheres to a simple purpose: To take a stand for all investors, to treat them fairly, and to give them the best chance for investment success. For more information, visit vanguard.com.

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses,

and other important information are contained in the prospectus; read and consider it carefully before investing.

Vanguard ETF Shares are not redeemable with the issuing Fund other than in very large aggregations worth millions of dollars. Instead, investors must buy and sell Vanguard ETF Shares in the secondary market and hold those shares in a brokerage account. In doing so, the investor may incur brokerage commissions and may pay more than net asset value when buying and receive less than net asset value when selling.

All investing is subject to risk, including the possible loss of the money you invest.

Vanguard Marketing Corporation, Distributor.

Corporate send text

Subject: Action needed: Every vote matters

#FirstName#,

The November 4, 2025, proxy voting deadline is approaching to change the diversification status of both the ETF and mutual fund share classes of Vanguard Health Care Index Fund (ETF shares: VHT, CUSIP 92204A504; Admiral shares: VHCIX, CUSIP 92204A827) and Vanguard Financials Index Fund (ETF shares: VFH, CUSIP 92204A405; Admiral shares: VFAIX, CUSIP 92204A835) from diversified to non-diversified.

Voting will conclude at the November meeting. If not enough votes are cast by the end of that meeting, we may need to adjourn the meeting and continue soliciting shareholder votes until we reach the required level of participation. The costs for such an extension would be borne by the funds and by extension the funds’ shareholders.

By encouraging your clients to vote now, you can help the funds, and thus the funds’ shareholders, avoid the extra time and costs of extending the proxy solicitation process.

Shareholders can vote their shares using one of the following methods:

∙Online, by visiting the website provided on your proxy card or email notification.

∙By phone, by calling the toll-free phone number on your proxy card or on the website provided in the proxy materials.

∙By mail, by signing and dating your proxy card.

∙By attending the virtual meeting, which is to be held on Tuesday, November 4, 2025, at 11:00a.m., Eastern Time.

If you have additional questions, please don’t hesitate to contact us.

#VGI_Name#

#VGI_Title#

Phone: #VGI_Phone#, Ext. #VGI_EXT#

‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐

For more information about Vanguard funds and ETFs, visit advisors.vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

Vanguard ETF Shares are not redeemable with the issuing fund other than in very large aggregations worth millions of dollars. Instead, investors must buy and sell Vanguard ETF Shares in the secondary market and hold those shares in a brokerage account. In doing so, the investor may incur brokerage commissions and may pay more than net asset value when buying and receive less than net asset value when selling.

All investing is subject to risk, including the possible loss of the money you invest.

CGS identifiers have been provided by CUSIP Global Services, managed on behalf of the American Bankers Association by Standard & Poor's Financial Services, LLC, and are not for use or dissemination in a manner that would serve as a substitute for any CUSIP service. The CUSIP Database, © 2025 American Bankers Association. "CUSIP" is a registered trademark of the American Bankers Association.

FOR FINANCIAL ADVISOR USE ONLY. NOT FOR PUBLIC DISTRIBUTION.

© 2025 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor.